SEACOAST REPORTS FIRST QUARTER 2025 RESULTS
Net Interest Margin Expands Nine Basis Points to 3.48%
Annualized Growth in Deposits of 11% and in Loans of 6%
Well-Positioned Balance Sheet with Strong Capital and Liquidity

STUART, Fla., April 24, 2025 /BUSINESS WIRE/ -- Seacoast Banking Corporation of Florida ("Seacoast" or the "Company") (NASDAQ: SBCF) today reported net income in the first quarter of 2025 of $31.5 million, or $0.37 per diluted share, compared to $34.1 million, or $0.40 per diluted share, in the fourth quarter of 2024 and $26.0 million, or $0.31 per diluted share, in the first quarter of 2024.
Adjusted net income1 for the first quarter of 2025 was $32.1 million, or $0.38 per diluted share, compared to $40.6 million, or $0.48 per diluted share, in the fourth quarter of 2024 and $31.1 million, or $0.37 per diluted share, in the first quarter of 2024.
Pre-tax pre-provision earnings1 were $50.6 million in the first quarter of 2025, an increase of $2.7 million, or 6%, compared to the fourth quarter of 2024 and an increase of $14.9 million, or 42%, compared to the first quarter of 2024. Adjusted pre-tax pre-provision earnings1 were $51.7 million in the first quarter of 2025, a decrease of $4.9 million, or 9%, compared to the fourth quarter of 2024 and an increase of $9.2 million, or 22%, compared to the first quarter of 2024.
For the first quarter of 2025, return on average tangible assets was 0.98% and return on average tangible shareholders' equity was 10.17%, compared to 1.06% and 10.90%, respectively, in the prior quarter, and 0.89% and 9.55%, respectively, in the prior year quarter. Adjusted return on average tangible assets1 in the first quarter of 2025 was 1.00% and adjusted return on average tangible shareholders' equity1 was 10.35%, compared to 1.24% and 12.74%, respectively, in the prior quarter, and 1.04% and 11.15%, respectively, in the prior year quarter.
Charles M. Shaffer, Seacoast's Chairman and CEO, said, "Seacoast’s investments in recent years in high-performing revenue producing talent continued to drive disciplined loan and strong deposit growth this quarter, and the late-stage pipeline continues to build entering the second quarter. We believe that our granular deposit franchise and ample liquidity position us well for continued growth and for the additional expansion of net interest margin, which increased nine basis points compared to the prior quarter."
Shaffer added, "In the first quarter of 2025, we grew our market presence in the Fort Lauderdale and Tampa regions by adding new branches and bankers, and we announced the proposed acquisition of Heartland Bancshares, Inc., which will bring us four additional locations in Central Florida. We believe that this expansion into some of the best banking markets in the United States will support strong value creation in the coming years."
Shaffer concluded, "As volatility in macroeconomic conditions has increased, we remain well positioned for a wide range of outcomes, with an industry leading capital position and excess liquidity. Our fortress balance sheet provides Seacoast durability and optionality allowing us to be a pillar of strength to support our clients and communities."

Acquisition Update
On February 27, 2025, the Company announced its proposed acquisition of Heartland Bancshares, Inc. (“Heartland”). The transaction, which is expected to close in the third quarter of 2025, will expand the Company’s presence in Central Florida. Heartland operates four branches, with total assets of approximately $763 million and deposits of approximately $666 million as of March 31, 2025.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

Financial Results
Income Statement
•Net income in the first quarter of 2025 was $31.5 million, or $0.37 per diluted share, compared to $34.1 million, or $0.40 per diluted share, in the prior quarter and $26.0 million, or $0.31 per diluted share, in the prior year quarter. Adjusted net income1 for the first quarter of 2025 was $32.1 million, or $0.38 per diluted share, compared to $40.6 million, or $0.48 per diluted share, for the prior quarter, and $31.1 million, or $0.37 per diluted share, for the prior year quarter.
•Net revenues were $140.7 million in the first quarter of 2025, an increase of $7.8 million, or 6%, compared to the prior quarter, and an increase of $15.1 million, or 12%, compared to the prior year quarter. Adjusted net revenues1 were $140.8 million in the first quarter of 2025, a decrease of $0.7 million, or 1%, compared to the prior quarter, and an increase of $15.3 million, or 12%, compared to the prior year quarter.
•Pre-tax pre-provision earnings1 were $50.6 million in the first quarter of 2025, an increase of $2.7 million, or 6%, compared to the fourth quarter of 2024 and an increase of $14.9 million, or 42%, compared to the first quarter of 2024. Adjusted pre-tax pre-provision earnings1 were $51.7 million in the first quarter of 2025, a decrease of $4.9 million, or 9%, compared to the fourth quarter of 2024 and an increase of $9.2 million, or 22%, compared to the first quarter of 2024.
•Net interest income totaled $118.5 million in the first quarter of 2025, an increase of $2.7 million, or 2%, compared to the prior quarter, and an increase of $13.4 million, or 13%, compared to the prior year quarter. The increase in the first quarter of 2025 was largely driven by lower deposit costs, which declined 15 basis points when compared to the fourth quarter of 2024. Securities income increased $2.4 million, or 9%, primarily the result of securities purchases during the quarter. Interest income on loans declined by $1.4 million in the first quarter of 2025, with higher core yields more than offset by lower accretion on acquired loans and lower day count. Included in loan interest income was accretion on acquired loans of $8.2 million in the first quarter of 2025, $11.7 million in the fourth quarter of 2024, and $10.6 million in the first quarter of 2024.
•Net interest margin increased nine basis points to 3.48% in the first quarter of 2025 compared to 3.39% in the fourth quarter of 2024. Excluding the effects of accretion on acquired loans, net interest margin expanded 19 basis points to 3.24% in the first quarter of 2025 compared to 3.05% in the fourth quarter of 2024. Loan yields were 5.90%, a decrease of three basis points from the prior quarter attributed to lower accretion on acquired loans. Securities yields increased 11 basis points to 3.88%, compared to 3.77% in the prior quarter, benefiting from new purchases. The cost of deposits declined 15 basis points from 2.08% in the prior quarter to 1.93% in the first quarter of 2025.
•The provision for credit losses was $9.3 million in the first quarter of 2025, compared to $3.7 million in the fourth quarter of 2024 and $1.4 million in the first quarter of 2024. The increase in provision in the first quarter of 2025 reflects higher loan growth and recent heightened volatility in macroeconomic conditions. Allowance coverage of 1.34% remains flat compared to December 31, 2024.
•Noninterest income totaled $22.2 million in the first quarter of 2025, an increase of $5.1 million, or 30%, compared to the prior quarter, and an increase of $1.7 million, or 8%, compared to the prior year quarter. Results in the first quarter of 2025 included:
•Service charges on deposits totaled $5.2 million, near flat from the prior quarter despite the lower day count, and an increase of $0.2 million, or 4%, from the prior year quarter. Our investments in talent and significant market expansion across the state have resulted in continued growth in treasury management services to commercial customers compared to the prior year.
•Wealth management income totaled $4.2 million, an increase of $0.2 million, or 6%, from the prior quarter and an increase of $0.7 million, or 20%, from the prior year quarter. Assets under management have grown 14% year over year.
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

•Insurance agency income totaled $1.6 million, an increase of $0.5 million, or 41%, from the prior quarter and an increase of $0.3 million, or 25%, from the prior year quarter, reflecting seasonally strong results and continued growth in the business.
•Other income totaled $6.3 million, a decrease of $4.1 million, or 39%, from the prior quarter and an increase of $0.3 million, or 5%, from the prior year quarter. Compared to the fourth quarter of 2024, gains on SBIC investments were lower by $2.9 million, and gains on loan sales were lower by $1.0 million.
•Securities gains of $0.2 million in the first quarter of 2025 resulted from increases in the value of investments in mutual funds that invest in CRA-qualified debt securities. The fourth quarter of 2024 included an $8.0 million loss on the repositioning of a portion of the available-for-sale securities portfolio.
•Noninterest expense was $90.6 million in the first quarter of 2025, an increase of $5.0 million, or 6%, compared to the prior quarter, and an increase of $0.2 million compared to the prior year quarter. Seacoast has prudently managed expenses while strategically investing to support continued growth. Results in the first quarter of 2025 included:
•Salaries and wages totaled $42.2 million, a decrease of $0.1 million from the prior quarter and an increase of $1.9 million, or 5%, from the prior year quarter, reflecting the successful recruiting and onboarding of banking teams and talent across our footprint. During the quarter, the Company added 10 revenue producing bankers to the team.
•Employee benefits totaled $8.9 million, an increase of $2.3 million, or 35%, compared to the prior quarter and an increase of $1.0 million, or 12%, from the prior year quarter, reflecting higher seasonal payroll taxes and 401(k) contributions.
•Outsourced data processing costs totaled $8.5 million, an increase of $0.2 million, or 2%, compared to the prior quarter and a decrease of $3.6 million, or 30%, from the prior year quarter.
•Occupancy costs totaled $7.4 million, an increase of $0.1 million, or 2%, compared to the prior quarter and a decrease of $0.7 million, or 9%, from the prior year quarter. During the quarter, the Company opened two new branch locations.
•Marketing expenses totaled $2.7 million, reflecting an increase of $0.6 million, or 29%, compared to the prior quarter and an increase of $0.1 million, or 3%, from the prior year quarter, primarily associated with the timing of various campaigns to support customer growth initiatives.
•Legal and professional fees totaled $2.7 million, a decrease of $0.1 million, or 2%, compared to the prior quarter and an increase of $0.6 million, or 27%, from the prior year quarter.
•Merger-related charges totaled $1.1 million in the first quarter of 2025.
•Seacoast recorded $9.4 million of income tax expense in the first quarter of 2025, compared to $9.5 million in the fourth quarter of 2024, and $7.8 million in the first quarter of 2024. Tax expense related to stock-based compensation was immaterial in each period.
•The efficiency ratio was 60.28% in the first quarter of 2025, compared to 56.26% in the fourth quarter of 2024 and 66.78% in the prior year quarter. The adjusted efficiency ratio1 was 59.53% in the first quarter of 2025, compared to 56.07% in the fourth quarter of 2024 and 61.13% in the prior year quarter. The increase in the efficiency ratio quarter over quarter reflects seasonal expense trends, including higher seasonal payroll taxes and 401(k) contributions. The Company continues to remain keenly focused on disciplined expense control, while making investments for growth.
Balance Sheet
•At March 31, 2025, the Company had total assets of $15.7 billion and total shareholders' equity of $2.2 billion. Book value per share was $26.04 as of March 31, 2025, compared to $25.51 as of December 31, 2024, and $24.93 as of March 31, 2024. Tangible book value per share was $16.71 as of March 31, 2025, compared
1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.

to $16.12 as of December 31, 2024, and $15.26 as of March 31, 2024. Year over year tangible book value per share increased 10%.
•Debt securities totaled $3.3 billion as of March 31, 2025, an increase of $390.9 million compared to December 31, 2024. The first quarter of 2025 included strategic purchases in connection with the announcement of the Heartland acquisition. The Company purchased $412 million in available-for-sale securities at a 5.7% taxable equivalent yield, which were funded with FHLB borrowings at a weighted-average rate of 4.3% until the expected date of acquisition close. Debt securities include approximately $2.6 billion in securities classified as available-for-sale and recorded at fair value. The unrealized loss on these securities is fully reflected in the value presented on the balance sheet. The portfolio also includes $624.7 million in securities classified as held-to-maturity with a fair value of $509.8 million. Held-to-maturity securities consist solely of mortgage-backed securities and collateralized mortgage obligations guaranteed by U.S. government agencies, each of which is expected to recover any price depreciation over its holding period as the debt securities move to maturity. The Company has significant liquidity and available borrowing capacity and has the intent and ability to hold these investments to maturity.
•Loans increased $143.1 million, or 5.6% annualized, totaling $10.4 billion as of March 31, 2025. The Company continues to exercise a disciplined approach to lending and is benefiting from the investments made in recent years to attract talent from large regional banks across its markets.
•Loan pipelines (loans in underwriting and approval or approved and not yet closed) totaled $981.6 million as of March 31, 2025, compared to $693.3 million at December 31, 2024 and $572.9 million at March 31, 2024.
•Commercial pipelines were $884.9 million as of March 31, 2025, compared to $605.4 million at December 31, 2024, and $498.6 million at March 31, 2024. The increase in pipeline reflects the addition of revenue producing talent on-boarding new relationships.
•SBA pipelines were $19.2 million as of March 31, 2025, compared to $28.8 million at December 31, 2024, and $15.6 million at March 31, 2024.
•Saleable residential pipelines were $15.5 million as of March 31, 2025, compared to $6.7 million at December 31, 2024, and $9.3 million at March 31, 2024. Retained residential pipelines were $37.5 million as of March 31, 2025, compared to $35.1 million at December 31, 2024, and $24.4 million at March 31, 2024.
•Consumer pipelines were $24.4 million as of March 31, 2025, compared to $17.4 million at December 31, 2024 and $25.1 million at March 31, 2024.
•Total deposits were $12.6 billion as of March 31, 2025, an increase of $332.4 million, or 11.0% annualized, when compared to December 31, 2024.
•Total noninterest bearing deposits increased $140.1 million, or 17.0% annualized.
•At March 31, 2025, customer transaction account balances represented 50% of total deposits.
•The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits.
•Average deposits per banking center were $159 million at March 31, 2025, compared to $156 million at March 31, 2024.
•Consumer deposits represent 41% of overall deposit funding with an average consumer customer balance of $26 thousand. Commercial deposits represent 59% of overall deposit funding with an average business customer balance of $115 thousand.
•Federal Home Loan Bank advances totaled $465.0 million at March 31, 2025 with a weighted-average interest rate of 4.26% during the first quarter of 2025, compared to advances outstanding of $245.0 million at December 31, 2024 with a weighted-average interest rate of 4.19% in the fourth quarter of 2024. The Company utilized short-term fixed-rate advances to fund securities purchases in the first quarter of 2025.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2 Estimated.

Asset Quality
•The ratio of criticized and classified loans to total loans was 2.41% at March 31, 2025, compared to 2.17% at December 31, 2024, and 2.40% at March 31, 2024.
•Nonperforming loans were $71.0 million at March 31, 2025, compared to $92.4 million at December 31, 2024, and $77.2 million at March 31, 2024. Nonperforming loans to total loans outstanding were 0.68% at March 31, 2025, 0.90% at December 31, 2024, and 0.77% at March 31, 2024.
•Accruing past due loans were $17.2 million, or 0.16% of total loans, at March 31, 2025, compared to $15.6 million, or 0.15% of total loans, at December 31, 2024, and $29.5 million, or 0.30% of total loans, at March 31, 2024.
•Nonperforming assets to total assets were 0.50% at March 31, 2025, compared to 0.65% at December 31, 2024, and 0.57% at March 31, 2024.
•The ratio of allowance for credit losses to total loans was 1.34% at March 31, 2025, 1.34% at December 31, 2024, and 1.47% at March 31, 2024.
•Net charge-offs were $7.0 million in the first quarter of 2025, compared to $6.1 million in the fourth quarter of 2024 and $3.6 million in the first quarter of 2024.
•Portfolio diversification, in terms of asset mix, industry, and loan type, has been a critical element of the Company's lending strategy. Exposure across industries and collateral types is broadly distributed. Seacoast's average loan size is $426 thousand, and the average commercial loan size is $838 thousand, reflecting an ability to maintain granularity within the overall loan portfolio.
•Construction and land development and commercial real estate loans remain well below regulatory guidance as of March 31, 2025 at 36% and 236% of total bank-level risk-based capital2, respectively, compared to 38% and 237%, respectively, at December 31, 2024. On a consolidated basis and as of March 31, 2025, construction and land development and commercial real estate loans represent 34% and 220%, respectively, of total consolidated risk-based capital2.
Capital and Liquidity
•The Company continues to operate with a fortress balance sheet, with a Tier 1 capital ratio at March 31, 2025 of 14.7%2 compared to 14.8% at December 31, 2024, and 14.7% at March 31, 2024. The Total capital ratio was 16.1%2, the Common Equity Tier 1 capital ratio was 14.1%2, and the Tier 1 leverage ratio was 11.2%2 at March 31, 2025. The Company is considered “well capitalized” based on applicable U.S. regulatory capital ratio requirements.
•Cash and cash equivalents at March 31, 2025 totaled $500.6 million.
•The Company’s loan to deposit ratio was 83.17% at March 31, 2025, which should continue to provide liquidity and flexibility moving forward.
•Tangible common equity to tangible assets was 9.58% at March 31, 2025, compared to 9.60% at December 31, 2024, and 9.25% at March 31, 2024. If all held-to-maturity securities were adjusted to fair value, the tangible common equity ratio would have been 9.07% at March 31, 2025.
•At March 31, 2025, in addition to $500.6 million in cash, the Company had $5.8 billion in available borrowing capacity, including $3.7 billion in available collateralized lines of credit, $1.7 billion of unpledged debt securities available as collateral for potential additional borrowings, and available unsecured lines of credit of $0.3 billion.

1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and for a reconciliation to GAAP.
2 Estimated.

FINANCIAL HIGHLIGHTS
(Amounts in thousands except per share data)	(Unaudited)
	Quarterly Trends

	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Selected balance sheet data:
Gross loans	$10,443,021	$10,299,950	$10,205,281	$10,038,508	$9,978,052
Total deposits	12,574,796	12,242,427	12,243,585	12,116,118	12,015,840
Total assets	15,732,485	15,176,308	15,168,371	14,952,613	14,830,015
Performance measures:
Net income	$31,464	$34,085	$30,651	$30,244	$26,006
Net interest margin	3.48%	3.39%	3.17%	3.18%	3.24%
Pre-tax pre-provision earnings[1]	$50,590	$47,858	$46,086	$44,555	$35,674
Average diluted shares outstanding	85,388	85,302	85,069	84,816	85,270
Diluted earnings per share (EPS)	0.37	0.40	0.36	0.36	0.31
Return on (annualized):
Average assets (ROA)	0.83%	0.89%	0.81%	0.82%	0.71%
Average tangible assets (ROTA)[2]	0.98	1.06	0.99	1.00	0.89
Average tangible common equity (ROTCE)[2]	10.17	10.90	10.31	10.75	9.55
Tangible common equity to tangible assets[2]	9.58	9.60	9.64	9.30	9.25
Tangible book value per share[2]	$16.71	$16.12	$16.20	$15.41	$15.26
Efficiency ratio	60.28%	56.26%	59.84%	60.21%	66.78%
Adjusted operating measures[1]:
Adjusted net income	$32,102	$40,556	$30,511	$30,277	$31,132
Adjusted pre-tax pre-provision earnings	51,686	56,610	46,390	44,490	42,513
Adjusted diluted EPS	0.38	0.48	0.36	0.36	0.37
Adjusted ROA	0.85%	1.06%	0.81%	0.82%	0.85%
Adjusted ROTA[2]	1.00	1.24	0.98	1.00	1.04
Adjusted ROTCE[2]	10.35	12.74	10.27	10.76	11.15
Adjusted efficiency ratio	59.53	56.07	59.84	60.21	61.13
Net adjusted noninterest expense as a percent of average tangible assets[2]	2.33%	2.19%	2.19%	2.19%	2.23%
Other data:
Market capitalization[3]	$2,202,958	$2,355,679	$2,277,003	$2,016,472	$2,156,529
Full-time equivalent employees	1,518	1,504	1,493	1,449	1,445
Number of ATMs	98	96	96	95	95
Full-service banking offices	79	77	77	77	77

[1]Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[3]Common shares outstanding multiplied by closing bid price on last day of each period.

OTHER INFORMATION
Conference Call Information
Seacoast will host a conference call on April 25, 2025, at 10:00 a.m. (Eastern Time) to discuss the first quarter of 2025 earnings results and business trends. Investors may call in (toll-free) by dialing (800) 715-9871 (Conference ID: 4944599). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.SeacoastBanking.com by selecting “Presentations” under the heading “News/Events.” Additionally, a recording of the call will be made available to individuals shortly after the conference call and can be accessed via a link at www.SeacoastBanking.com under the heading “Corporate Information.” The recording will be available for one year.

About Seacoast Banking Corporation of Florida (NASDAQ: SBCF)
Seacoast Banking Corporation of Florida (NASDAQ: SBCF) is one of the largest community banks headquartered in Florida with approximately $15.7 billion in assets and $12.6 billion in deposits as of March 31, 2025. Seacoast provides integrated financial services including commercial and consumer banking, wealth management, and mortgage services to customers at 79 full-service branches across Florida, and through advanced mobile and online banking solutions. Seacoast National Bank is the wholly-owned subsidiary bank of Seacoast Banking Corporation of Florida. For more information about Seacoast, visit www.SeacoastBanking.com.
Additional Information
Seacoast has filed a registration statement on Form S-4 with the United States Securities and Exchange Commission (the "SEC") in connection with the proposed merger of Heartland Bancshares, Inc. and Heartland National Bank with and into Seacoast and Seacoast National Bank, respectively. The registration statement in connection with the merger includes a proxy statement of Heartland Bancshares, Inc. and a prospectus of Seacoast. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by Seacoast will be available free of charge by contacting Investor Relations at (772) 288-6085.

Heartland Bancshares, Inc. and Heartland National Bank, their directors, executive officers, other members of management, and employees may be considered participants in the solicitation of proxies in connection with the proposed mergers with and into Seacoast and Seacoast National Bank. Information regarding the participants in the proxy solicitation of Heartland Bancshares, Inc. and a description of its direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC.

Cautionary Notice Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.
All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, tariffs or trade wars (including reduced consumer spending), slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of adverse developments in the banking industry, including those highlighted by high-profile bank failures, and including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto (including increases in the cost of our deposit insurance assessments), the Company's ability to effectively manage its liquidity risk and any growth plans, and the availability of capital and funding; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes including overdraft and late fee caps (if implemented), including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks (including the impacts of interest rates on macroeconomic conditions, customer and client behavior, and on our net interest income), sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors, including heightened or persistent inflation; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate, especially as they relate to the value of collateral supporting the Company’s loans; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements and the risk that the regulatory environment may not be conducive to or may prohibit or delay the consummation of future mergers and/or business combinations, may increase the length of time and amount of resources required to consummate such transactions, and may reduce the anticipated benefit; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including those impacting vendors and other third parties which may be exacerbated by developments in generative artificial intelligence; fraud or misconduct by internal or external parties, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions and/or increase costs, including, but not limited to, property and casualty and other insurance costs; Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated, the results of tax audit findings, challenges to our tax positions, or adverse changes or interpretations of tax laws; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions; the failure of assumptions underlying the establishment of reserves for expected credit losses; risks related to, and the costs associated with, environmental, social and governance matters, including the scope and pace of related rulemaking activity and disclosure requirements; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the federal budget and economic policy, including the impact of tariffs and trade policies; the risk that balance sheet, revenue growth, and loan growth expectations may differ from actual results; and other factors and risks desc    ribed herein and under “Risk Factors” in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and in other periodic reports that the Company files with the SEC. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except ratios and per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24

Summary of Earnings
Net income	$31,464	$34,085	$30,651	$30,244	$26,006
Adjusted net income[1]	32,102	40,556	30,511	30,277	31,132
Net interest income[2]	118,857	116,115	106,975	104,657	105,298
Net interest margin[2,3]	3.48%	3.39%	3.17%	3.18%	3.24%
Pre-tax pre-provision earnings[1]	50,590	47,858	46,086	44,555	35,674
Adjusted pre-tax pre-provision earnings[1]	51,686	56,610	46,390	44,490	42,513

Performance Ratios
Return on average assets-GAAP basis[3]	0.83%	0.89%	0.81%	0.82%	0.71%
Adjusted return on average assets[1,3]	0.85	1.06	0.81	0.82	0.85
Return on average tangible assets-GAAP basis[3,4]	0.98	1.06	0.99	1.00	0.89
Adjusted return on average tangible assets[1,3,4]	1.00	1.24	0.98	1.00	1.04
Net adjusted noninterest expense to average tangible assets[1,3,4]	2.33	2.19	2.19	2.19	2.23
Return on average shareholders' equity-GAAP basis[3]	5.76	6.16	5.62	5.74	4.94
Return on average tangible common equity-GAAP basis[3,4]	10.17	10.90	10.31	10.75	9.55
Adjusted return on average tangible common equity[1,3,4]	10.35	12.74	10.27	10.76	11.15
Efficiency ratio[5]	60.28	56.26	59.84	60.21	66.78
Adjusted efficiency ratio[1]	59.53	56.07	59.84	60.21	61.13
Noninterest income to total revenue (excluding securities gains/losses)	15.65	18.02	18.05	17.55	16.17
Tangible common equity to tangible assets[4]	9.58	9.60	9.64	9.30	9.25
Average loan-to-deposit ratio	84.23	83.14	83.79	83.11	84.50
End of period loan-to-deposit ratio	83.17	84.27	83.44	82.90	83.12

Per Share Data
Net income diluted-GAAP basis	$0.37	$0.40	$0.36	$0.36	$0.31
Net income basic-GAAP basis	0.37	0.40	0.36	0.36	0.31
Adjusted earnings[1]	0.38	0.48	0.36	0.36	0.37

Book value per share common	26.04	25.51	25.68	24.98	24.93
Tangible book value per share	16.71	16.12	16.20	15.41	15.26
Cash dividends declared	0.18	0.18	0.18	0.18	0.18

[1]Non-GAAP measure - see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Calculated on a fully taxable equivalent basis using amortized cost.
[3]These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
[4]The Company defines tangible assets as total assets less intangible assets, and tangible common equity as total shareholders' equity less intangible assets.
[5]Defined as noninterest expense less amortization of intangibles and gains, losses, and expenses on foreclosed properties divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains and losses).

CONSOLIDATED STATEMENTS OF INCOME			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24

Interest and dividends on securities:
Taxable	$29,381	$26,945	$25,963	$24,155	$22,393
Nontaxable	34	34	34	33	34
Interest and fees on loans	150,640	151,999	150,980	147,292	147,095
Interest on interest-bearing deposits and other investments	4,200	6,952	7,138	8,328	6,184
Total Interest Income	184,255	185,930	184,115	179,808	175,706

Interest on deposits	43,626	47,394	51,963	51,319	47,534
Interest on time certificates	14,973	16,726	19,002	17,928	17,121
Interest on borrowed money	7,139	6,006	6,485	6,137	5,973
Total Interest Expense	65,738	70,126	77,450	75,384	70,628

Net Interest Income	118,517	115,804	106,665	104,424	105,078
Provision for credit losses	9,250	3,699	6,273	4,918	1,368
Net Interest Income After Provision for Credit Losses	109,267	112,105	100,392	99,506	103,710

Noninterest income:
Service charges on deposit accounts	5,180	5,138	5,412	5,342	4,960
Interchange income	1,807	1,860	1,911	1,940	1,888
Wealth management income	4,248	4,019	3,843	3,766	3,540
Mortgage banking fees	404	326	485	582	381
Insurance agency income	1,620	1,151	1,399	1,355	1,291
BOLI income	2,468	2,627	2,578	2,596	2,264
Other	6,257	10,335	7,864	6,647	5,944
	21,984	25,456	23,492	22,228	20,268
Securities gains (losses), net	196	(8,388)	187	(44)	229
Total Noninterest Income	22,180	17,068	23,679	22,184	20,497

Noninterest expense:
Salaries and wages	42,248	42,378	40,697	38,937	40,304
Employee benefits	8,861	6,548	6,955	6,861	7,889
Outsourced data processing costs	8,504	8,307	8,003	8,210	12,118
Occupancy	7,350	7,234	7,096	7,180	8,037
Furniture and equipment	2,128	2,004	2,060	1,956	2,011
Marketing	2,748	2,126	2,729	3,266	2,655
Legal and professional fees	2,740	2,807	2,708	1,982	2,151
FDIC assessments	2,194	2,274	1,882	2,131	2,158
Amortization of intangibles	5,309	5,587	6,002	6,003	6,292
Other real estate owned expense and net loss (gain) on sale	241	84	491	(109)	(26)
Provision for credit losses on unfunded commitments	150	250	250	251	250
Merger-related charges	1,051	—	—	—	—
Other	7,073	5,976	5,945	5,869	6,532
Total Noninterest Expense	90,597	85,575	84,818	82,537	90,371

Income Before Income Taxes	40,850	43,598	39,253	39,153	33,836
Provision for income taxes	9,386	9,513	8,602	8,909	7,830

Net Income	$31,464	$34,085	$30,651	$30,244	$26,006

Share Data
Net income per share of common stock
Diluted	$0.37	$0.40	$0.36	$0.36	$0.31
Basic	0.37	0.40	0.36	0.36	0.31
Cash dividends declared	0.18	0.18	0.18	0.18	0.18

Average common shares outstanding
Diluted	85,388	85,302	85,069	84,816	85,270
Basic	84,648	84,510	84,434	84,341	84,908

CONSOLIDATED BALANCE SHEETS			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2025	2024	2024	2024	2024

Assets
Cash and due from banks	$191,467	$171,615	$182,743	$168,738	$137,850
Interest-bearing deposits with other banks	309,105	304,992	454,315	580,787	544,874
Total cash and cash equivalents	500,572	476,607	637,058	749,525	682,724

Time deposits with other banks	1,494	3,215	5,207	7,856	7,856

Debt Securities:
Securities available-for-sale (at fair value)	2,627,959	2,226,543	2,160,055	1,967,204	1,949,463
Securities held-to-maturity (at amortized cost)	624,650	635,186	646,050	658,055	669,896
Total debt securities	3,252,609	2,861,729	2,806,105	2,625,259	2,619,359

Loans held for sale	16,016	17,277	11,039	5,975	9,475

Loans	10,443,021	10,299,950	10,205,281	10,038,508	9,978,052
Less: Allowance for credit losses	(140,267)	(138,055)	(140,469)	(141,641)	(146,669)
Loans, net of allowance for credit losses	10,302,754	10,161,895	10,064,812	9,896,867	9,831,383

Bank premises and equipment, net	108,478	107,555	108,776	109,945	110,787
Other real estate owned	7,176	6,421	6,421	6,877	7,315
Goodwill	732,417	732,417	732,417	732,417	732,417
Other intangible assets, net	66,372	71,723	77,431	83,445	89,377
Bank owned life insurance	311,453	308,995	306,379	303,816	301,229
Net deferred tax assets	93,595	102,989	94,820	108,852	111,539
Other assets	339,549	325,485	317,906	321,779	326,554
Total Assets	$15,732,485	$15,176,308	$15,168,371	$14,952,613	$14,830,015

Liabilities
Deposits
Noninterest demand	$3,492,491	$3,352,372	$3,443,455	$3,397,918	$3,555,401
Interest-bearing demand	2,734,260	2,667,843	2,487,448	2,821,092	2,711,041
Savings	534,991	519,977	524,474	566,052	608,088
Money market	4,154,682	4,086,362	4,034,371	3,707,761	3,531,029
Time deposits	1,658,372	1,615,873	1,753,837	1,623,295	1,610,281
Total Deposits	12,574,796	12,242,427	12,243,585	12,116,118	12,015,840

Securities sold under agreements to repurchase	201,128	232,071	210,176	262,103	326,732
Federal Home Loan Bank borrowings	465,000	245,000	245,000	180,000	110,000
Long-term debt, net	107,132	106,966	106,800	106,634	106,468
Other liabilities	154,689	166,601	168,960	157,377	153,225
Total Liabilities	13,502,745	12,993,065	12,974,521	12,822,232	12,712,265

Shareholders' Equity
Common stock	8,633	8,628	8,614	8,530	8,494
Additional paid in capital	1,828,234	1,824,935	1,821,050	1,815,800	1,811,941
Retained earnings	542,665	526,642	508,036	492,805	478,017
Less: Treasury stock	(19,072)	(19,095)	(18,680)	(18,744)	(16,746)
	2,360,460	2,341,110	2,319,020	2,298,391	2,281,706
Accumulated other comprehensive loss, net	(130,720)	(157,867)	(125,170)	(168,010)	(163,956)
Total Shareholders' Equity	2,229,740	2,183,243	2,193,850	2,130,381	2,117,750
Total Liabilities & Shareholders' Equity	$15,732,485	$15,176,308	$15,168,371	$14,952,613	$14,830,015

Common shares outstanding	85,618	85,568	85,441	85,299	84,935

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Amounts in thousands)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24

Credit Analysis
Net charge-offs	$7,038	$6,113	$7,445	$9,946	$3,630
Net charge-offs to average loans	0.27%	0.24%	0.29%	0.40%	0.15%

Allowance for credit losses	$140,267	$138,055	$140,469	$141,641	$146,669

Non-acquired loans at end of period	$7,752,532	$7,452,175	$7,178,186	$6,834,059	$6,613,763
Acquired loans at end of period	2,690,489	2,847,775	3,027,095	3,204,449	3,364,289
Total Loans	$10,443,021	$10,299,950	$10,205,281	$10,038,508	$9,978,052

Total allowance for credit losses to total loans at end of period	1.34%	1.34%	1.38%	1.41%	1.47%
Purchase discount on acquired loans at end of period	4.25	4.30	4.48	4.51	4.63

End of Period
Nonperforming loans	$71,018	$92,446	$80,857	$59,927	$77,205
Other real estate owned	1,820	933	933	1,173	309
Properties previously used in bank operations included in other real estate owned	5,356	5,488	5,488	5,704	7,006
Total Nonperforming Assets	$78,194	$98,867	$87,278	$66,804	$84,520

Nonperforming Loans to Loans at End of Period	0.68%	0.90%	0.79%	0.60%	0.77%

Nonperforming Assets to Total Assets at End of Period	0.50	0.65	0.58	0.45	0.57

Loans	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Construction and land development	$618,493	$648,054	$595,753	$593,534	$623,246
Commercial real estate - owner occupied	1,713,579	1,686,629	1,676,814	1,656,391	1,656,131
Commercial real estate - non-owner occupied	3,513,400	3,503,807	3,573,076	3,423,266	3,368,339
Residential real estate	2,653,012	2,616,784	2,564,903	2,555,320	2,521,399
Commercial and financial	1,753,090	1,651,355	1,575,228	1,582,290	1,566,198
Consumer	191,447	193,321	219,507	227,707	242,739
Total Loans	$10,443,021	$10,299,950	$10,205,281	$10,038,508	$9,978,052

AVERAGE BALANCES, INTEREST INCOME AND EXPENSES, YIELDS AND RATES [1]						(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	1Q'25			4Q'24			1Q'24
	Average		Yield/	Average		Yield/	Average		Yield/
(Amounts in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Assets
Earning assets:
Securities:
Taxable	$3,073,108	$29,381	3.88%	$2,843,755	$26,945	3.77%	$2,578,938	$22,393	3.47%
Nontaxable	5,436	41	3.06	5,795	41	2.81	5,907	41	2.75
Total Securities	3,078,544	29,422	3.88	2,849,550	26,986	3.77	2,584,845	22,434	3.47

Federal funds sold	265,503	2,945	4.50	470,154	5,690	4.81	370,494	5,056	5.49
Interest-bearing deposits with other banks and other investments	105,195	1,254	4.83	102,961	1,262	4.88	95,619	1,128	4.74

Total Loans, net[2]	10,383,497	150,973	5.90	10,214,493	152,303	5.93	10,034,658	147,308	5.90

Total Earning Assets	13,832,739	184,594	5.41	13,637,158	186,241	5.43	13,085,616	175,926	5.41

Allowance for credit losses	(138,300)			(140,409)			(148,422)
Cash and due from banks	158,750			167,197			166,734
Bank premises and equipment, net	108,651			108,589			112,391
Intangible assets	801,687			806,710			825,531
Bank owned life insurance	309,831			307,256			299,765
Other assets including deferred tax assets	322,284			317,540			349,161

Total Assets	$15,395,642			$15,204,041			$14,690,776

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand	$2,706,065	$11,069	1.66%	$2,581,733	$11,843	1.82%	$2,719,334	$15,266	2.26%
Savings	529,711	698	0.53	521,682	582	0.44	628,329	540	0.35
Money market	4,149,460	31,859	3.11	4,078,714	34,969	3.41	3,409,310	31,728	3.74
Time deposits	1,647,938	14,973	3.68	1,686,004	16,726	3.95	1,590,070	17,121	4.33
Securities sold under agreements to repurchase	201,271	1,357	2.73	209,909	1,584	3.00	333,386	3,079	3.71
Federal Home Loan Bank borrowings	382,836	4,081	4.32	245,000	2,625	4.26	102,418	960	3.77
Long-term debt, net	107,038	1,700	6.44	106,881	1,797	6.69	106,373	1,934	7.31

Total Interest-Bearing Liabilities	9,724,319	65,737	2.74	9,429,923	70,126	2.96	8,889,220	70,628	3.20

Noninterest demand	3,294,149			3,417,539			3,528,489
Other liabilities	162,179			153,527			154,686
Total Liabilities	13,180,647			13,000,989			12,572,395

Shareholders' equity	2,214,995			2,203,052			2,118,381

Total Liabilities & Equity	$15,395,642			$15,204,041			$14,690,776

Cost of deposits			1.93%			2.08%			2.19%
Interest expense as a % of earning assets			1.93%			2.05%			2.17%
Net interest income as a % of earning assets		$118,857	3.48%		$116,115	3.39%		$105,298	3.24%

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.
[2]Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

CONSOLIDATED QUARTERLY FINANCIAL DATA			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2025	2024	2024	2024	2024

Customer Relationship Funding
Noninterest demand
Commercial	$2,830,497	$2,621,469	$2,731,564	$2,664,353	$2,808,151
Retail	536,661	502,967	509,527	532,623	553,697
Public funds	64,184	177,742	139,072	142,846	145,747
Other	61,149	50,194	63,292	58,096	47,806
Total Noninterest Demand	3,492,491	3,352,372	3,443,455	3,397,918	3,555,401

Interest-bearing demand
Commercial	1,520,186	1,467,508	1,426,920	1,533,725	1,561,905
Retail	881,282	881,236	874,043	892,032	930,178
Brokered	—	49,287	—	198,337	—
Public funds	332,792	269,812	186,485	196,998	218,958
Total Interest-Bearing Demand	2,734,260	2,667,843	2,487,448	2,821,092	2,711,041

Total transaction accounts
Commercial	4,350,683	4,088,977	4,158,484	4,198,078	4,370,056
Retail	1,417,943	1,384,203	1,383,570	1,424,655	1,483,875
Brokered	—	49,287	—	198,337	—
Public funds	396,976	447,554	325,557	339,844	364,705
Other	61,149	50,194	63,292	58,096	47,806
Total Transaction Accounts	6,226,751	6,020,215	5,930,903	6,219,010	6,266,442

Savings
Commercial	42,879	40,303	44,151	53,523	52,665
Retail	492,112	479,674	480,323	512,529	555,423
Total Savings	534,991	519,977	524,474	566,052	608,088

Money market
Commercial	1,999,540	1,947,250	1,953,851	1,771,927	1,709,636
Retail	1,967,239	1,925,330	1,887,975	1,733,505	1,621,618
Public funds	187,903	213,782	192,545	202,329	199,775
Total Money Market	4,154,682	4,086,362	4,034,371	3,707,761	3,531,029

Brokered time certificates	262,461	244,351	256,536	126,668	142,717
Time deposits	1,395,911	1,371,522	1,497,301	1,496,627	1,467,564
	1,658,372	1,615,873	1,753,837	1,623,295	1,610,281
Total Deposits	$12,574,796	$12,242,427	$12,243,585	$12,116,118	$12,015,840

Securities sold under agreements to repurchase	$201,128	$232,071	$210,176	$262,103	$326,732

Total customer funding[1]	$12,513,463	$12,180,860	$12,197,225	$12,053,216	$12,199,855

[1]Total deposits and securities sold under agreements to repurchase, excluding brokered deposits. Securities sold under agreements to repurchase consists of customer sweep accounts.

Explanation of Certain Unaudited Non-GAAP Financial Measures
This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24

Net Income	$31,464	$34,085	$30,651	$30,244	$26,006

Total noninterest income	22,180	17,068	23,679	22,184	20,497
Securities losses (gains), net	(196)	8,388	(187)	44	(229)
Total Adjustments to Noninterest Income	(196)	8,388	(187)	44	(229)
Total Adjusted Noninterest Income	21,984	25,456	23,492	22,228	20,268
Total noninterest expense	90,597	85,575	84,818	82,537	90,371
Merger-related charges	(1,051)	—	—	—	—
Business continuity expenses - hurricane events	—	(280)	—	—	—
Branch reductions and other expense initiatives	—	—	—	—	(7,094)
Total Adjustments to Noninterest Expense	(1,051)	(280)	—	—	(7,094)
Adjusted Noninterest Expense	89,546	85,295	84,818	82,537	83,277
Income Taxes	9,386	9,513	8,602	8,909	7,830
Tax effect of adjustments	217	2,197	(47)	11	1,739
Adjusted Income Taxes	9,603	11,710	8,555	8,920	9,569
Adjusted Net Income	$32,102	$40,556	$30,511	$30,277	$31,132

Earnings per diluted share, as reported	$0.37	$0.40	$0.36	$0.36	$0.31
Adjusted Earnings per Diluted Share	0.38	0.48	0.36	0.36	0.37
Average diluted shares outstanding	85,388	85,302	85,069	84,816	85,270

Adjusted Noninterest Expense	$89,546	$85,295	$84,818	$82,537	$83,277
Provision for credit losses on unfunded commitments	(150)	(250)	(250)	(251)	(250)
Other real estate owned expense and net (loss) gain on sale	(241)	(84)	(491)	109	26
Amortization of intangibles	(5,309)	(5,587)	(6,002)	(6,003)	(6,292)
Net Adjusted Noninterest Expense	83,846	79,374	78,075	76,392	76,761
Average tangible assets	$14,593,955	$14,397,331	$14,184,085	$14,020,793	$13,865,245
Net Adjusted Noninterest Expense to Average Tangible Assets	2.33%	2.19%	2.19%	2.19%	2.23%

Net Revenue	$140,697	$132,872	$130,344	$126,608	$125,575
Total Adjustments to Net Revenue	(196)	8,388	(187)	44	(229)
Impact of FTE adjustment	340	311	310	233	220
Adjusted Net Revenue on a fully taxable equivalent basis	$140,841	$141,571	$130,467	$126,885	$125,566
Adjusted Efficiency Ratio	59.53%	56.07%	59.84%	60.21%	61.13%

Net Interest Income	$118,517	$115,804	$106,665	$104,424	$105,078
Impact of FTE adjustment	340	311	310	233	220
Net Interest Income including FTE adjustment	118,857	116,115	106,975	104,657	105,298
Total noninterest income	22,180	17,068	23,679	22,184	20,497
Total noninterest expense less provision for credit losses on unfunded commitments	90,447	85,325	84,568	82,286	90,121
Pre-Tax Pre-Provision Earnings	50,590	47,858	46,086	44,555	35,674
Total Adjustments to Noninterest Income	(196)	8,388	(187)	44	(229)
Total Adjustments to Noninterest Expense including other real estate owned expense and net loss (gain) on sale	1,292	364	491	(109)	7,068
Adjusted Pre-Tax Pre-Provision Earnings	51,686	56,610	46,390	44,490	42,513

Average Assets	15,395,642	15,204,041	14,996,846	14,839,707	14,690,776
Less average goodwill and intangible assets	(801,687)	(806,710)	(812,761)	(818,914)	(825,531)
Average Tangible Assets	$14,593,955	$14,397,331	$14,184,085	$14,020,793	$13,865,245

Return on Average Assets (ROA)	0.83%	0.89%	0.81%	0.82%	0.71%
Impact of other adjustments for Adjusted Net Income	0.02	0.17	—	—	0.14
Adjusted ROA	0.85	1.06	0.81	0.82	0.85

Return on Average Assets (ROA)	0.83	0.89	0.81	0.82	0.71
Impact of removing average intangible assets and related amortization	0.15	0.17	0.18	0.18	0.18

GAAP TO NON-GAAP RECONCILIATION			(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarterly Trends

(Amounts in thousands, except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Return on Average Tangible Assets (ROTA)	0.98	1.06	0.99	1.00	0.89
Impact of other adjustments for Adjusted Net Income	0.02	0.18	(0.01)	—	0.15
Adjusted ROTA	1.00%	1.24%	0.98%	1.00%	1.04%

Average Shareholders' Equity	$2,214,995	$2,203,052	$2,168,444	$2,117,628	$2,118,381
Less average goodwill and intangible assets	(801,687)	(806,710)	(812,761)	(818,914)	(825,531)
Average Tangible Equity	$1,413,308	$1,396,342	$1,355,683	$1,298,714	$1,292,850

Return on Average Shareholders' Equity	5.76%	6.16%	5.62%	5.74%	4.94%
Impact of removing average intangible assets and related amortization	4.41	4.74	4.69	5.01	4.61
Return on Average Tangible Common Equity (ROTCE)	10.17	10.90	10.31	10.75	9.55
Impact of other adjustments for Adjusted Net Income	0.18	1.84	(0.04)	0.01	1.60
Adjusted ROTCE	10.35%	12.74%	10.27%	10.76%	11.15%

Loan interest income[1]	$150,973	$152,303	$151,282	$147,518	$147,308
Accretion on acquired loans	(8,221)	(11,717)	(9,182)	(10,178)	(10,595)
Loan interest income excluding accretion on acquired loans	$142,752	$140,586	$142,100	$137,340	$136,713

Yield on loans[1]	5.90%	5.93%	5.94%	5.93%	5.90%
Impact of accretion on acquired loans	(0.32)	(0.45)	(0.36)	(0.41)	(0.42)
Yield on loans excluding accretion on acquired loans	5.58%	5.48%	5.58%	5.52%	5.48%

Net Interest Income[1]	$118,857	$116,115	$106,975	$104,657	$105,298
Accretion on acquired loans	(8,221)	(11,717)	(9,182)	(10,178)	(10,595)
Net interest income excluding accretion on acquired loans	$110,636	$104,398	$97,793	$94,479	$94,703

Net Interest Margin	3.48%	3.39%	3.17%	3.18%	3.24%
Impact of accretion on acquired loans	(0.24)	(0.34)	(0.27)	(0.31)	(0.33)
Net interest margin excluding accretion on acquired loans	3.24%	3.05%	2.90%	2.87%	2.91%

Security interest income[1]	$29,422	$26,986	$26,005	$24,195	$22,434
Tax equivalent adjustment on securities	(7)	(7)	(8)	(7)	(7)
Security interest income excluding tax equivalent adjustment	29,415	26,979	25,997	24,188	22,427

Loan interest income[1]	150,973	152,303	151,282	147,518	147,308
Tax equivalent adjustment on loans	(333)	(304)	(302)	(226)	(213)
Loan interest income excluding tax equivalent adjustment	150,640	151,999	150,980	147,292	147,095

Net Interest Income[1]	118,857	116,115	106,975	104,657	105,298
Tax equivalent adjustment on securities	(7)	(7)	(8)	(7)	(7)
Tax equivalent adjustment on loans	(333)	(304)	(302)	(226)	(213)
Net interest income excluding tax equivalent adjustment	$118,517	$115,804	$106,665	$104,424	$105,078

1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.